NY3 - 383651.10


                                                                     Exhibit 2.1

[Schedules and attachments have been omitted but will be provided to the Commission upon request]
                                                                  Execution Copy






                                  CONFIDENTIAL
                                  ------------


                            ASSET PURCHASE AGREEMENT


                                  by and among


                              TASKER CAPITAL CORP.

                                       and

                        TASKER PRODUCTS IP HOLDINGS CORP.

                                  (as "Buyers")

                                       and


                            INDIAN RIVER LABS, L.L.C.

                        PHARLO CITRUS TECHNOLOGIES, INC.

                   PHARLO CITRUS PROPERTIES PARTNERSHIP, LLLP

                                       and

                        COAST TO COAST LABORATORIES, LLC

                                 (as "Sellers")



                                  July 15, 2005

ARTICLE I.        DEFINITIONS...............................................1

ARTICLE II.       CLOSING; PURCHASE AND SALE................................9
         2.1      Effective Time............................................9
         2.2      Purchased Assets..........................................9
         2.3      Assets Not Purchased.....................................12
         2.4      Payments.................................................12
         2.5      Agreement Regarding the Consideration Shares.............12
         2.6      Allocation Reporting.....................................12
         2.7      Concurrent Deliveries....................................13

ARTICLE III.      LIABILITIES AND OBLIGATIONS..............................13
         3.1      Obligations Assumed......................................13
         3.2      Liabilities and Obligations Not Assumed..................14

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES OF SELLERS................14
         4.1      Organization.............................................14
         4.2      Authority................................................14
         4.3      Consents.................................................14
         4.4      Legal Actions............................................15
         4.5      Personal Property, Title to Purchased Assets,
                  and Intellectual Property................................15
         4.6      Contracts................................................15
         4.7      Tax Matters..............................................16
         4.8      Applicable Laws and Permits..............................16
         4.9      Certain Changes..........................................17
         4.10     Brokers..................................................17
         4.11     WARN Act Notices.........................................17
         4.12     Real Property............................................17
         4.13     Environmental and Safety Laws............................17
         4.14     Employment Matters.......................................18
         4.15     Employee Benefit Plans...................................18
         4.16     Product Liability........................................18
         4.17     Related Party Transactions...............................18
         4.18     Status of Tasker and Sellers.............................18
         4.19     Consideration Shares.....................................18
         4.20     Opportunity to Consult...................................19
         4.21     Resales..................................................19
         4.22     Legends..................................................19

ARTICLE V.        REPRESENTATIONS AND WARRANTIES OF BUYERS.................20
         5.1      Organization.............................................20
         5.2      Authority................................................20
         5.3      Consents.................................................21
         5.4      Capitalization...........................................21
         5.5      SEC Filings; Financial Statements........................21
         5.6      Legal Actions............................................22

         5.7      Certain Changes..........................................22
         5.8      Applicable Laws..........................................23
         5.9      Opportunity to Consult...................................23
         5.10     Brokers..................................................23

ARTICLE VI.       COVENANTS................................................23
         6.1      Employees of the Businesses..............................23
         6.2      Consents; Failure to Obtain Consents.....................24
         6.3      Name Change..............................................24
         6.4      Further Assistance.......................................24
         6.5      Tax Returns..............................................24
         6.6      Proration................................................24
         6.7      Covenant Not to Compete..................................25
         6.8      Mail Received After Closing..............................26
         6.9      Confidentiality..........................................26
         6.10     Certain Expenses.........................................26
         6.11     Waiver of Bulk Sales Compliance..........................27
         6.12     Cooperation on Tax Matters...............................27
         6.13     Retention................................................27
         6.14     Transition Cooperation...................................27
         6.15     Covenant Regarding Registration of
                  Consideration Shares.....................................27
         6.16     Offer and Sale of Offered Shares.........................34
         6.17     Wynn Starr Agreement.....................................34
         6.18     Issuance of Phitex LP Participating Units................34

ARTICLE VII.      SURVIVAL; INDEMNIFICATION................................35
         7.1      Agreement to Indemnify...................................35
         7.2      Survival of Representations and Warranties...............36

ARTICLE VIII.     MISCELLANEOUS............................................36
         8.1      Notice...................................................36
         8.2      Assignability............................................37
         8.3      Exhibits and Schedules...................................37
         8.4      Sections and Articles....................................37
         8.5      Entire Agreement.........................................37
         8.6      Headings.................................................38
         8.7      Attribution of Knowledge.................................38
         8.8      Controlling Law, Submission to Jurisdiction..............38
         8.9      No Third Party Beneficiaries.............................38
         8.10     Amendments and Waivers...................................38
         8.11     Number and Gender of Words; Interpretations..............39
         8.12     Invalid Provisions.......................................39
         8.13     Multiple Counterparts....................................39
         8.14     Joint Drafting...........................................39
         8.15     Expenses.................................................39
         8.16     Seller Representative....................................39
         8.17     Current Buyer Agreements and Promissory Notes............40

                                    EXHIBITS
                                    --------

Exhibit A         Form of Consideration Note
Exhibit B         Form of Cummins License Agreement
Exhibit C         Form of Pharlo IP Sublicense Agreement
Exhibit D         Form of Cummins Lock-Up Agreement
Exhibit E         Form of Creasey/Dickinson/Smith Lock-Up Agreement


                                    SCHEDULES
                                    ---------

Schedule 1.1               Promissory Notes
Schedule 2.2(a)(iii)       IRL Contracts
Schedule 2.2(a)(v)         IRL Permits
Schedule 2.2(b)(i)         PCTI Transferred Patents
Schedule 2.2(b)(ii)        PCTI Transferred Trademarks
Schedule 2.2(c)(iii)       PCPP Contracts
Schedule 2.2(c)(vi)        PCPP Permits
Schedule 2.2(d)(iii)       C2C Transferred Trademarks
Schedule 2.2(d)(v)         C2C Contracts
Schedule 2.2(d)(vi)        C2C Permits
Schedule 2.4(a)            Allocation of Consideration Shares
Schedule 2.4(b)            Allocation of Cash Consideration
Schedule 2.5(b)            Distribution of Consideration Shares
Schedule 4.3               Seller Consents
Schedule 4.4               Seller Legal Actions
Schedule 4.5(a)            Equipment Locations
Schedule 4.5(c)            Intellectual Property Matters
Schedule 4.6(b)            Contract Matters
Schedule 4.7               Tax Matters
Schedule 4.8               Applicable Laws and Permits
Schedule 4.9               Certain Seller Changes
Schedule 4.12              Real Property
Schedule 4.13              Hazardous Materials
Schedule 4.14(a)           Employees
Schedule 4.14(b)           Employee Matters
Schedule 4.16              Product Liability
Schedule 5.3               Buyer Consents
Schedule 5.6               Buyer Legal Actions
Schedule 5.7               Certain Buyer Changes
Schedule 6.1               Hired Employees

                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this "Agreement"),( dated as of July 15, 2005, is entered into by and among TASKER CAPITAL CORP., a Nevada corporation ("Tasker"), TASKER PRODUCTS IP HOLDINGS CORP., a Delaware corporation and wholly-owned subsidiary of Tasker ("Tasker Products" and, together with Tasker, "Buyers"), INDIAN RIVER LABS, L.L.C., a Florida limited liability company ("IRL"), PHARLO CITRUS TECHNOLOGIES, INC., a Florida corporation ("PCTI"), PHARLO CITRUS PROPERTIES PARTNERSHIP, LLLP, a Florida limited liability limited partnership ("PCPP"), and COAST TO COAST LABORATORIES, LLC, a Florida limited liability company ("C2C" and, together with IRL, PCTI and PCPP, "Sellers").

                                R E C I T A L S:

WHEREAS, IRL, PCPP and C2C are in the business of licensing (as licensee) U.S. Patent No. 5,989,595 titled, "Acidic Composition of Matter for Use to Destroy Microorganisms," U.S. Patent No. 6,242,011 B1 titled, "Acidic Composition of Matter for Use to Destroy Microorganisms," and U.S. Serial No. 10/453,805 titled, "Reissue Application for U.S. Patent No. 6,242,011" and manufacturing, marketing and selling certain products in the Fields of Use based on and/or including such intellectual property and PCTI owns certain patent applications in the Fields of Use included in the Intellectual Property (collectively, the "Businesses"); and

WHEREAS, on the terms and conditions hereof, Buyers wish to purchase from Sellers and Sellers wish to sell, transfer, assign and deliver to Buyers certain assets and rights relating to, used in or held for use in the Businesses and Buyers wish to assume certain liabilities of Sellers related to the Businesses.

NOW,   THEREFORE,   in   consideration   of  the   premises,   and  the   mutual
representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

The following terms have the following meanings for purposes of this Agreement:

      "Additional Shares" has the meaning set forth in Section 2.4(a).

      "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person.

      "Agreement" has the meaning set forth in the preamble.

      "Assumed Obligations" has the meaning set forth in Section 3.1.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Danbury, Connecticut are authorized or required by law to close.

      "Businesses" has the meaning set forth in the recitals.

      "Buyers" has the meaning set forth in the preamble.

      "Buyer Indemnitees" has the meaning set forth in Section 7.1(a)

      "Buyer Material Adverse Effect" means a material adverse change in, or material adverse effect on, the business, operations, Liabilities, results of operations, properties, assets or financial condition of Tasker and its subsidiaries, taken as a whole.

      "Buyer Related Documents" has the meaning set forth in Section 5.2.

      "Buyer SEC Reports" means any reports, registrations, prospectuses, schedules, forms, statements and other documents (including all exhibits to any of the foregoing), together with any required amendments thereto, that Tasker is required to file with the Commission, including Forms 10-KSB, 10-QSB, 8-K and proxy statements.

      "Cash Consideration" means a cash amount equal to One Million Four Hundred Twenty-Eight Thousand Dollars ($1,428,000).

      "C2C" has the meaning set forth in the preamble.

      "C2C Contracts" has the meaning set forth in Section 2.2(d)(v).

      "C2C Equipment" has the meaning set forth in Section 2.2(d)(i).

      "C2C Permits" has the meaning set forth in Section 2.2(d)(vi).

      "C2C Purchased Assets" has the meaning set forth in Section 2.2(d).

      "C2C Transferred Trademarks" has the meaning set forth in Section 2.2(d)(iii).

      "Change in Control" means:

            (a) the consummation of a merger or consolidation of Tasker with or into another entity or any other corporate reorganization involving Tasker, if all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Shares immediately prior to such merger, consolidation or other reorganization do not beneficially own, directly or indirectly, more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization in substantially the same proportions as their ownership, immediately prior to such merger, consolidation or other reorganization, of the outstanding Common Shares;

            (b) the sale, transfer or other disposition of all or substantially all of Tasker's assets;

            (c) a change in the composition of the Board of Directors of Tasker (the "Board") , as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of Tasker on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved or (iii) satisfy any combination of (i) and (ii); or

            (d) any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of Tasker representing at least 50% of the total voting power represented by Tasker's then outstanding voting securities. For purposes of this clause (d), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of Tasker or of a parent or subsidiary of Tasker and (ii) a corporation owned directly or indirectly by the stockholders of Tasker in substantially the same proportions as their ownership of the Common Shares of Tasker.

      A transaction shall not constitute a Change in Control if its sole purpose is to change the state of Tasker's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Tasker's securities immediately before such transaction.

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

      "Common Share Fair Market Value" means the volume weighted average price per share of the Common Shares trading on a "regular way" basis as reported on the OTC Bulletin Board on the last full trading day immediately preceding the date hereof.

      "Common Shares" means shares of Tasker's common stock, par value $0.001 per share.

      "Confidential Information" means any and all confidential or proprietary technical, business, and other information of Sellers used in the Businesses to the extent related to the Fields of Use which derives value, actual or potential, from not being generally known to the public or to other persons, including, without limitation, confidential or proprietary technical or non-technical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers and information regarding the acquisition and investment plans and strategies, business plans or operations of the Businesses, in each case to the extent related to the Fields of Use.

      "Consideration Note" has the meaning set forth in Section 2.4(b).

      "Consideration Shares" means Eighteen Million Seven Hundred Ninety-Two Thousand Three Hundred Eighty-Eight (18,792,388) Common Shares.

      "Convertible Debentures" has the meaning set forth in Section 5.4.

      "Creasey/Dickinson/Smith Lock-Up Agreements" means the Lock-Up Agreements by and between Tasker and each of David Creasey, David Dickinson and Russell Smith, substantially in the form attached hereto as Exhibit E.

      "Cummins  License   Agreement"  means  the  License  Agreement   effective
retroactive to March 18, 2005 between Barry Cummins and Pharlo IP, LLC, substantially in the form attached hereto as Exhibit B.

      "Cummins Lock-Up Agreement" means the Lock-Up Agreement by and between Tasker and Barry Cummins, substantially in the form attached hereto as Exhibit D.

      "Current Buyer Agreements" means the following:

            (i) General Contract for Products dated as of September 16, 2004 between IRL and Tasker,

            (ii) General Contract for Products dated as of September 20, 2004 between IRL and Tasker, and

            (iii) General Contract for Products made effective as of February 1, 2005 between IRL and C2C.

      "Damages" means all losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents of such Person), whether or not resulting from third party claims.

      "Deferral Notice" has the meaning set forth in Section 6.15(c)(vi).

      "Designated Subsidiary" has the meaning set forth in Section 6.18.

      "Effective Date" has the meaning set forth in Section 6.16(a).

      "Effective Time" has the meaning set forth in Section 2.1.

      "Effectiveness Period" means the period beginning on the date the Registration Statement is declared effective by the Commission and ending on the earlier of (i) the date when all Registrable Securities covered by the Registration Statement (A) cease to be outstanding or otherwise to be Registrable Securities or (B) may be resold without restriction pursuant to Rule 144(k) under the Securities Act and no Holder is an Affiliate of Tasker or (ii) April 30, 2008 (or such later date as extended pursuant to Section 6.15(c)(vi)).

      "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Excluded Assets" has the meaning set forth in Section 2.3.

      "Excluded Liabilities" has the meaning set forth in Section 3.2.

      "Fair Market Value" means the volume weighted average price per share of the Common Shares trading on a "regular way" basis as reported on the OTC Bulletin Board.

      "Fields of Use" means the following:

            (i) pre-harvest food processing and safety applications, including treatment for plants and animals,

            (ii) post-harvest food processing and safety applications, including treatment for plants and animals, including the following:

                  (a) antimicrobial processing aide and food additive including specific seafood applications; and

                  (b) antimicrobial for airborne contaminants on cooked food,

            (iii) breath and mouthwash applications, (iv) hangover and alcohol abatement applications,

            (v) topical palliative for dermatological disorders,  including skin
moisturizing   applications,   anti-wrinkle   applications  and  burn  treatment
applications,

            (vi) pet product applications and

            (vii) antimicrobial water treatment applications.

      "Filing Deadline" has the meaning set forth in Section 6.15(a)(i).

      "Governmental   Authority"   means   any   foreign,   domestic,   federal,
territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, arbitral panel, government organization, commission or tribunal or any regulatory, administrative or other agency, or any political or other subdivision, department or branch, of any of the foregoing.

      "GP Participating Units" has the meaning set forth in Section 6.18.

      "Hired Employees" has the meaning set forth in Section 6.1(a).

      "Holders" means Sellers,  the Persons to whom Consideration Shares will be
transferred   pursuant  to  Section  2.5(b)  and  any  permitted  transferee  of
Registrable Securities held by Sellers or any such Persons or transferees.

      "Holder Indemnified Parties" has the meaning set forth in Section 6.15(e)(i).

      "Holders' Counsel" has the meaning set forth in Section 6.15(d).

      "Initial Registration Deadline" has the meaning set forth in Section 6.15(a)(i)

      "Intellectual Property" means the PCTI Transferred Patents, the C2C Transferred Trademarks and the PCTI Transferred Trademarks.

      "IRL" has the meaning set forth in the preamble.

      "IRL Contracts" has the meaning set forth in Section 2.2(a)(iii).

      "IRL Equipment" has the meaning set forth in Section 2.2(a)(i).

      "IRL Permits" has the meaning set forth in Section 2.2(a)(v).

      "IRL Purchased Assets" has the meaning set forth in Section 2.2(a).

      "Laws" means any statute, law, rule, regulation or ordinance.

      "Leased Real Property" means the real property subject to the lease agreements constituting Purchased Contracts.

      "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

      "Lien" has the meaning set forth in Section 2.2(a).

      "Liquidated Damages Payment Amount" has the meaning set forth in Section 6.15(b)(i).

      "Lock-Up Agreements" means the Creasey/Dickinson/Smith Lock-Up Agreements and the Cummins Lock-Up Agreement.

      "Locked-Up Shares" means Consideration Shares held by a Holder that is a party to a Lock-Up Agreement that are at such time subject to restrictions on transfer contained in such Lock-Up Agreement, other than restrictions on transfer which cease upon the effectiveness of the Shelf Registration Statement (whether or not such effectiveness has occurred).

      "LP Participating Units" has the meaning set forth in Section 6.18.

      "Material Adverse Effect" means a material adverse change in, or material adverse effect on, the business, operations, Liabilities, results of operation, properties, assets or financial condition of the Businesses, taken as a whole.

      "Material Event" has the meaning set forth in Section 6.15(c)(vi).

      "Offered Shares" means all of the Consideration Shares that are not then subject to restrictions contained in any Lock-Up Agreement on the Effective Date of the Shelf Registration Statement.

      "Options" has the meaning set forth in Section 5.4.

      "Order" means any order, writ, injunction, judgment, decree or other requirement of any Governmental Authority.

      "PCPP" has the meaning set forth in the preamble.

      "PCPP Contracts" has the meaning set forth in Section 2.2(c)(iii).

      "PCPP Equipment" has the meaning set forth in Section 2.2(c)(i).

      "PCPP Permits" has the meaning set forth in Section 2.2(c)(v).

      "PCPP Purchased Assets" has the meaning set forth in Section 2.2(c).

      "PCTI" has the meaning set forth in the preamble.

      "PCTI Purchased Assets" has the meaning set forth in Section 2.2(b).

      "PCTI Transferred Patents" has the meaning set forth in Section 2.2(b)(i).

      "PCTI Transferred Trademarks" has the meaning set forth in Section 2.2(b)(ii).

      "Permits" means licenses, permits, permit applications, qualifications, certificates, franchises, approvals, authorizations, exemptions and registrations of any Governmental Authority and all applications therefor, including without limitation any of the above required pursuant to any environmental Law.

      "Permitted Liens" means (i) Liens for taxes not yet due and payable, (ii) Liens imposed by applicable law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, materialmen and the like, and (iii) other Liens that do not materially restrict the use of the property affected as presently used or materially impair the value of the Businesses.

      "Person"  means  any   individual,   sole   proprietorship,   partnership,
corporation, limited liability entity, joint venture, unincorporated society or association, trust or other legal entity or Governmental Authority.

      "Pharlo IP Sublicense Agreement" means the Sublicense Agreement by and among Tasker, Tasker Products and Pharlo IP, LLC, substantially in the form attached hereto as Exhibit C.

      "Phitex" has the meaning set forth in Section 6.18.

      "Proceeding" means any action, suit, claim, proceeding, hearing or arbitration (whether public or private) of any nature before any Governmental Authority.

      "Promissory Notes" means all loan agreements, promissory notes (other than the promissory note dated March 28, 2005 by David Creasey in favor of Tasker in the original principal amount of $625,000) and similar instruments outstanding on the date hereof evidencing the borrowing of money by any Seller, David Creasey, Barry Cummins or David Dickinson from Tasker or any of its subsidiaries, including, without limitation, the loan agreements and promissory notes set forth in Schedule 1.1.

      "Prospectus" means the prospectuses included in any Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

      "Purchase Price" has the meaning set forth in Section 2.4(b).

      "Purchased Assets" means the IRL Purchased Assets, the PCTI Purchased Assets, the PCPP Purchased Assets and the C2C Purchased Assets.

      "Purchased Contracts" means the IRL Contracts and the PCPP Contracts.

      "Purchased Permits" means the IRL Permits, the PCPP Permits and the C2C Permits.

      "Registrable Securities" means all of the Consideration Shares and any Additional Shares held by the Holders, until the earliest of (a) their resale in accordance with a Registration Statement covering such securities and (b) their sale pursuant to an exemption from registration under the Securities Act or in any other transaction in which the applicable purchaser does not receive "restricted securities" (as such term is defined for the purposes of Rule 144 under the Securities Act).

      "Registration Expenses" means all fees and expenses incurred by Tasker in connection with the performance of its obligations under Section 6.15, whether or not a Registration Statement is filed or becomes effective, including (i) all preparation, registration and filing fees, (ii) printing expenses, (iii) all listing fees and expenses, if any and (iv) fees and disbursements of counsel for Tasker in connection with the Registration Statements relating to the Registrable Securities.

      "Registration Statement" means any registration statement of Tasker that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including a Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

      "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Seller Employee Plan" means, with respect to each Seller, every employee benefit, health, hospitalization, welfare, disability, dental, legal, "cafeteria" or Section 125, severance, bonus, incentive compensation, life insurance, pension, profit-sharing, savings, 401(k), stock option, stock appreciation, deferred compensation, vacation benefit, sick pay and personal time plans and benefits, and any other fringe benefit or similar plan, program, arrangement, or practice, including any "employee benefit plan" within the meaning of Section 3(3) of ERISA, sponsored by such Seller, to which such Seller contributes, or with respect to which such Seller has any liability.

      "Seller Indemnitees" has the meaning set forth in Section 7.1(b).

      "Seller Related Documents" has the meaning set forth in Section 4.2(a).

      "Seller Representative" has the meaning set forth in Section 8.16(a).

      "Sellers" has the meaning set forth in the preamble.

      "Shelf Registration Statement" has the meaning set forth in Section 6.15(a)(i).

      "Subsequent Registration Default" has the meaning set forth in Section 6.15(b)(ii).

      "Subsequent  Shelf  Registration  Statement"  has the meaning set forth in
Section 6.15(a)(iii).

      "Surviving Representations" means the representation and warranty of Sellers contained in Section 4.5(b) and the representations and warranties of Buyers contained in Section 5.4.

      "Tax" or "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, duty or imposition of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Transaction Documents" means, collectively, this Agreement, the Buyer Related Documents and the Seller Related Documents.

      "WARN  Act"  means  the  Federal   Workers   Adjustment   and   Retraining
Notification Act.

      "Wynn Starr Agreement" means the Exclusive Field of Use License Agreement and Product Sale Agreement made effective as of September 16, 2004, as amended, by and between Tasker, Wynn Starr Special Products, LLC, PCTI, IRL and Pharlo IP, LLC, as in effect on the date hereof.

                                   ARTICLE II
                           CLOSING; PURCHASE AND SALE

      2.1 Effective Time. The purchase and sale of the Purchased Assets hereunder and the assumption of the Assumed Obligations hereunder shall be effective as of 12:01 a.m., Eastern Time, on the date hereof (the "Effective Time").

      2.2  Purchased  Assets.  Subject  to the  terms  and  conditions  of  this
Agreement:

      (a) IRL hereby sells, transfers, conveys, assigns and delivers to Tasker, and Tasker hereby purchases from IRL, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts, charges, hypothecations, title defects or monetary encumbrances whatsoever (each, a "Lien") (other than Permitted Liens), all right, title and interest of IRL in and to the following assets, properties and rights used, or held for use, by IRL in connection with the Businesses (collectively, the "IRL Purchased Assets"), as the same shall exist as of the date hereof:

            (i) all machinery, office furniture, office and computer equipment and supplies and other equipment owned by IRL, together with all parts, tools and accessories and all assignable warranties of third parties with respect thereto (the "IRL Equipment");

            (ii) all inventory of raw materials, work-in-process, finished goods, wrapping, operating supplies and packaging items owned by IRL that are located at IRL's facilities on the date hereof;

            (iii)  the  lease  and  other  agreements   identified  on  Schedule
      2.2(a)(iii) (the "IRL Contracts"), including all options to renew or extend the terms of such IRL Contracts;

            (iv) (A) all records, files, books and operating data, whether in print, electronic or other media, to the extent relating to the Purchased Assets, including, without limitation, Confidential Information relating to the Purchased Assets and (B) all customer, supplier and distributor lists and other information and data to the extent relating to customers or suppliers of the Businesses in the Fields of Use;

            (v) the Permits identified on Schedule 2.2(a)(v) to the extent the same are freely assignable (the "IRL Permits"); and ------------------

            (vi) all claims, warranties, choses in action, causes of action, rights of recovery and rights of set-off of any kind against third parties who are not Affiliates, partners, members, stockholders, officers, directors, employees, agents or representatives of any Seller to the extent relating to the assets described in clauses (i) - (v) above (other than any claims, counterclaims, warranties, choses in action, causes of action and rights to the extent relating to, or constituting a defense or counterclaim as to, any Excluded Assets or Excluded Liabilities) and the right to receive and retain mail and other communications to the extent relating to the assets described in clauses (i) - (v) above.

      (b) PCTI hereby sells, transfers, conveys, assigns and delivers to Tasker (in the case of the assets listed in clauses (iii) and (iv) below) and to Tasker

Products (in the case of the assets listed in clauses (i) and (ii) below), and Tasker (in the case of the assets listed in clauses (iii) and (iv) below) and Tasker Products (in the case of the assets listed in clauses (i) and (ii) below) hereby purchase from PCTI, free and clear of all Liens (other than Permitted Liens), all right, title and interest of PCTI in and to the following assets, properties and rights used, or held for use, by PCTI in connection with the Businesses (collectively, the "PCTI Purchased Assets"), as the same shall exist as of the date hereof:

            (i) the patent applications used or held for use in the Businesses that are listed on Schedule 2.2(b)(i) (the "PCTI ------------------- Transferred Patents");

            (ii) the trade name and trademark, and applications and registrations therefor, used in the Businesses that are listed on Schedule 2.2(b)(ii), together with the goodwill associated therewith (the "PCTI Transferred Trademarks");

            (iii) (A) all records, files, books and operating data, whether in print, electronic or other media, to the extent relating to the Purchased Assets, including, without limitation, Confidential Information relating to the Purchased Assets and (B) all customer, supplier and distributor lists and other information and data to the extent relating to customers or suppliers of the Businesses in the Fields of Use; and

            (iv) all claims, warranties, choses in action, causes of action, rights of recovery and rights of set-off of any kind against third parties who are not Affiliates, partners, members, stockholders, officers, directors, employees, agents or representatives of any Seller to the extent relating to the assets described in clauses (i) - (iii) above
      (other than any claims, counterclaims, warranties, choses in action, causes of action and rights to the extent relating to, or constituting a defense or counterclaim as to, any Excluded Assets or Excluded Liabilities) and the right to receive and retain mail and other communications to the extent relating to the assets described in clauses
      (i) - (iii) above.

      (c) PCPP hereby sells, transfers, conveys, assigns and delivers to Tasker, and Tasker hereby purchases from PCPP, free and clear of all Liens (other than Permitted Liens), all right, title and interest of PCPP in and to the following assets, properties and rights used, or held for use, by PCPP in connection with the Businesses (collectively, the "PCPP Purchased Assets"), as the same shall exist as of the date hereof:

            (i) all machinery, office furniture, office and computer equipment and supplies and other equipment owned by PCPP, together with all parts, tools and accessories and all assignable warranties of third parties with respect thereto (the "PCPP Equipment");

            (ii) all inventory of raw materials, work-in-process, finished goods, wrapping, operating supplies and packaging items owned by PCPP that are located at PCPP's facilities on the date hereof;

            (iii)  the  lease  and  other  agreements   identified  on  Schedule
      2.2(c)(iii) (the "PCPP Contracts"), including all options to renew or extend the terms of such PCPP Contracts;

            (iv) (A) all records, files, books and operating data, whether in print, electronic or other media, to the extent relating to the Purchased Assets, including, without limitation, Confidential Information relating to the Purchased Assets and (B) all customer, supplier and distributor lists and other information and data to the extent relating to the customers or suppliers of the Businesses in the Fields of Use;

            (v) the Permits identified on Schedule 2.2(c)(v) to the extent the same are freely assignable (the "PCPP Permits"); and

            (vi) all claims, warranties, choses in action, causes of action, rights of recovery and rights of set-off of any kind against third parties who are not Affiliates, partners, members, stockholders, officers, directors, employees, agents or representatives of any Seller to the extent relating to the assets described in clauses (i) - (v) above (other than any claims, counterclaims, warranties, choses in action, causes of action and rights to the extent relating to, or constituting a defense or counterclaim as to, any Excluded Assets or Excluded Liabilities) and the right to receive and retain mail and other communications to the extent relating to the assets described in clauses (i) - (v) above.

      (d) C2C hereby sells, transfers, conveys, assigns and delivers to Tasker (in the case of the assets listed in clauses (i), (ii), (iv), (v), (vi) and (vii) below) and to Tasker Products (in the case of the assets listed in clause
(iii) below), and Tasker (in the case of the assets listed in clauses (i), (ii),
(iv), (v), (vi) and (vii) below) and Tasker Products (in the case of the assets listed in clause (iii) below) hereby purchase from C2C, free and clear of all Liens (other than Permitted Liens), all right, title and interest of C2C in and to the following assets, properties and rights used, or held for use, by C2C in connection with the Businesses (collectively, the "C2C Purchased Assets"), as the same shall exist as of the date hereof:

            (i) all machinery, office furniture, office and computer equipment and supplies and other equipment owned by C2C, together with all parts, tools and accessories and all assignable warranties of third parties with respect thereto (the "C2C Equipment");

            (ii) the accounts receivable owed to C2C that are from third parties who are not a Seller, Buyer or Affiliates of any Seller or Buyer;

            (iii) the trade name and trademark, and applications and registrations therefor, used in the Businesses that are listed on Schedule 2.2(d)(iii), together with the goodwill associated therewith (the "C2C Transferred Trademarks");

            (iv) (A) all records, files, books and operating data, whether in print, electronic or other media, to the extent relating to the Purchased Assets, including, without limitation, Confidential Information relating to the Purchased Assets and (B) all customer, supplier and distributor lists and other information and data to the extent relating to the customers or suppliers of the Businesses in the Fields of Use;

            (v) all lease and other written agreements to which C2C is a party, including those identified on Schedule 2.2(d)(v) (the "C2C Contracts"), including all options to renew or extend the terms of such C2C Contracts;

            (vi) the Permits identified on Schedule 2.2(d)(vi) to the extent the same are freely assignable (the "C2C Permits"); and

            (vii) all claims, warranties, choses in action, causes of action, rights of recovery and rights of set-off of any kind against third parties who are not Affiliates, partners, members, stockholders, officers, directors, employees, agents or representatives of any Seller to the extent relating to the assets described in clauses (i) - (vi) above (other than any claims, counterclaims, warranties, choses in action, causes of action and rights to the extent relating to, or constituting a defense or counterclaim as to, any Excluded Assets or Excluded Liabilities) and the right to receive and retain mail and other communications to the extent relating to the assets described in clauses (i) - (vi) above.

Buyers and Sellers acknowledge and agree that immediately after the Effective Time, the Purchased Assets may, at the sole discretion of Buyers, be sold, transferred, conveyed, assigned, and delivered, in whole or in part, to one or more of Tasker's subsidiaries.

      2.3 Assets Not Purchased. Other than the Purchased Assets specifically listed in Section 2.2 above, Sellers are not selling, transferring, conveying, assigning or delivering to Buyers any right, title or interest in or to any assets, properties or rights (the "Excluded Assets").

      2.4 Payments. In consideration for the Purchased Assets, concurrently with the execution and delivery hereof:

      (a) Tasker is issuing to Sellers, free and clear of any Liens, the Consideration Shares and, on or after the date hereof, Tasker will issue to a third party designated by PCTI, free and clear of any Liens, an additional 200,000 Common Shares (the "Additional Shares") in connection with certain claims. The Consideration Shares shall be allocated among the Sellers as set forth on Schedule 2.4(a). If the Additional Shares are returned to Buyer, Buyer shall promptly deliver them to PCTI;

      (b) Tasker is issuing and delivering to IRL a promissory note, dated the date hereof, in the principal amount of One Million Nine Hundred Thirty-One Thousand Nine Hundred Seventy-Three Dollars and Thirty-Seven Cents ($1,931,973.37) in the form attached hereto as Exhibit A (the "Consideration Note"); and

      (c) Buyers are paying to Sellers (to such account or accounts as Sellers have designated), by wire transfer of immediately available funds, an aggregate amount equal to the Cash Consideration (together with the Consideration Shares, the Additional Shares and the Consideration Note, the "Purchase Price"). The Cash Consideration shall be allocated among the Sellers as set forth on Schedule 2.4(b).

                2.5 Agreement Regarding the Consideration Shares.
                -------------------------------------------------

      (a) Subject to Sections 2.5(b), 6.15 and 6.16, the parties intend that the Consideration Shares are being issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(2) and/or Regulation D of the Securities Act. The parties acknowledge and agree that as a condition to effecting the issuance pursuant to Section 4(2) of the Securities Act, Tasker will be relying upon the representations and warranties provided by Sellers set forth in Article IV of this Agreement.

      (b) Anything to the contrary contained in this Agreement (including, without limitation, Section 2.5(a) and Article IV) notwithstanding, Buyers and Sellers acknowledge and agree that, on the date hereof, certain of the Consideration Shares will be distributed to those persons and in such amounts as are described on Schedule 2.5(b), and Tasker will issue new certificates for Consideration Shares in connection therewith.

      2.6 Allocation Reporting. Buyers and Sellers agree to allocate the payments set forth in this Article II (and the Assumed Obligations set forth in Section 3.1) among the Purchased Assets in accordance with Section 1060 of the Code, which allocation shall be prepared and mutually agreed to by Tasker and Seller Representative within thirty days after the date hereof.

      2.7 Concurrent Deliveries. Concurrently with the execution and delivery hereof:

            (i) Barry Cummins and Pharlo IP, LLC are executing and delivering the Cummins License Agreement;

            (ii) Tasker, Tasker Products and Pharlo IP, LLC are executing and delivering the Pharlo IP Sublicense Agreement;

            (iii) Tasker and Barry Cummins are executing and delivering the Cummins Lock-Up Agreement;

            (iv) Tasker and each of David Creasey, David Dickinson and Russell Smith are executing and delivering a Creasey/Dickinson/Smith Lock-Up Agreement;

            (v) Each Seller is delivering to Tasker a Certificate of the Secretary of such Seller, dated the date hereof, certifying as to the organizational documents of such Seller, the resolutions of the Board of Directors/Management Committee and, if necessary, the shareholders/members of such Seller approving the execution, delivery and performance of this Agreement and the Seller Related Documents to which such Seller is a party, and the incumbency of the officers of such Seller executing any of this Agreement or the Seller Related Documents;

            (vi) Sellers are delivering to Tasker certificates of good standing, dated not more than fifteen days prior to the date hereof, with respect to each Seller issued by the appropriate authority of the State of Florida;

            (vii) Each Buyer is delivering to Sellers a Certificate of the Secretary of such Buyer, dated the date hereof, certifying as to the articles of incorporation/or certificate of incorporation and bylaws of such Buyer, the resolutions of the Board of Directors of such Buyer approving the execution, delivery and performance of this Agreement and the Buyer Related Documents, and the incumbency of the officers of such Buyer executing any of this Agreement or the Buyer Related Documents; and

            (viii) Each Buyer is delivering to Sellers certificates of good standing, dated not more than fifteen days prior to the date hereof, with respect to such Buyer and its material subsidiaries issued by the appropriate authority of such entity's jurisdiction of organization.

                                  ARTICLE III
                           LIABILITIES AND OBLIGATIONS

      3.1 Obligations Assumed. As part of the consideration for the Purchased Assets, effective at the Effective Time, Tasker hereby assumes, and agrees to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, only the following Liabilities and obligations of Sellers (the "Assumed Obligations"):

      (a) All Liabilities of Sellers relating to periods on or after the date hereof under the Purchased Contracts and the Purchased Permits (in the case of the Purchased Permits, to the extent legally assigned to a Buyer), but excluding any obligations or Liabilities arising from or related to any default, breach or violation of the Purchased Contracts or Purchased Permits by Sellers to the extent occurring prior to the date hereof; and

      (b) The reasonable legal and accounting fees incurred by Sellers in connection with this Agreement.

      3.2 Liabilities and Obligations Not Assumed. Other than as specifically listed in Section 3.1 above and each Buyer's obligations under this Agreement, Buyers shall assume no obligation whatsoever of Sellers, whether or not arising from or related to the Businesses (the "Excluded Liabilities").

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller severally represents and warrants to Buyers, as of the date of this Agreement, the following:

      4.1 Organization. Such Seller, in the case of IRL and C2C, is a limited liability company, in the case of PCTI, is a corporation, and in the case of PCPP, is a limited liability limited partnership, each duly qualified, validly existing and in good standing under the laws of the State of Florida. Such Seller is duly qualified or licensed as a foreign entity and is authorized to conduct its Business in each state in which the nature of the Business of such Seller or the Purchased Assets to be purchased from such Seller makes such qualification or license necessary, except where the failure to be so qualified or licensed or to have such authority would not have a Material Adverse Effect.

      4.2 Authority.

      (a) Such Seller has full corporate, partnership or limited liability company (as applicable) power and authority to execute, deliver and perform this Agreement and all documents and instruments executed and delivered by such Seller pursuant to this Agreement (the "Seller Related Documents"). This Agreement and the Seller Related Documents have been duly executed and delivered by such Seller and constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      (b) Such Seller has full corporate, partnership or limited liability company (as applicable) power and authority necessary to conduct the Business conducted by such Seller as being conducted on the date hereof and to own, lease and operate the Purchased Assets owned, leased and operated by such Seller on the date hereof.

      (c) Such Seller has taken or will take all corporate, partnership or limited liability company (as applicable) action required by law to authorize the execution and delivery of this Agreement and the Seller Related Documents to which such Seller is a party and the consummation by such Seller of the transactions contemplated hereby and thereby.

      4.3 Consents.

      (a) Except as listed on Schedule 4.3, the execution and delivery of this Agreement and the Seller Related Documents to which such Seller is a party by such Seller does not, and the performance of this Agreement and the Seller Related Documents to which such Seller is a party by such Seller will not: (i) require any material authorization, approval, consent, waiver, amendment or other action by, or registration, declaration or filing with or notice to, any Governmental Authority; (ii) result in a material violation of any Law or of any Order binding upon such Seller related to the Businesses or the Purchased Assets; (iii) result in the creation of any Lien (other than Permitted Liens) on any of the Purchased Assets; or (iv) violate the articles (or certificate) of incorporation, bylaws or other organizational documents or instruments of such Seller, as applicable.

      4.4 Legal Actions. Except as set forth on Schedule 4.4, there are no material Proceedings pending or, to Sellers' knowledge, threatened against such Seller relating to the Purchased Assets. Except as set forth on Schedule 4.4, such Seller has not received written notice of any, and, to Sellers' knowledge, there are no, material investigations pending or threatened against such Seller related to the Purchased Assets by or before any Governmental Authority. No Governmental Authority or other Person or entity has notified such Seller in writing of any material challenge of the legal right of such Seller to offer or sell any of the products or services related to the Businesses currently offered and sold by such Seller in the present manner thereof. There is no Proceeding pending or, to Sellers' knowledge, threatened against such Seller, that in any manner challenges or seeks to prevent, enjoin, alter or delay, or reasonably could be expected to prevent, enjoin, alter or delay, any of the transactions contemplated by this Agreement or that challenges the validity of this Agreement or any of the transactions contemplated hereby.

      4.5  Personal  Property,  Title  to  Purchased  Assets,  and  Intellectual
Property.

      (a) Except as disclosed on Schedule 4.5(a), substantially all of the IRL Equipment, the PCPP Equipment and the C2C Equipment owned by such Seller are located at the Leased Real Property.

      (b) Such Seller has good and valid title to all of the Purchased Assets to be sold by such Seller to Buyers hereunder (other than any Purchased Assets which are leased by such Seller from third parties), free and clear of any and all Liens except for Permitted Liens.

      (c) Except as set forth on Schedule 4.5(c), to Sellers' knowledge, such Seller is not bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and/or processes of any other Person who is not a Seller, Buyer, or an Affiliate of any Seller or Buyer. To Sellers' knowledge, such Seller has not violated in any material respect any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person. To Sellers' knowledge, none of such Seller's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her legally required efforts to promote the interests of such Seller and the Business of such Seller or Buyers (following the date hereof) or that would conflict with the Business of such Seller as presently conducted. To Sellers' knowledge, no consent is required for the sale of any Intellectual Property owned by such Seller to Buyers pursuant hereto and no governmental registration of any of the Intellectual Property owned by such Seller has lapsed or expired or been canceled, abandoned, opposed, or the subject of any reexamination request. Except as set forth in Schedule 4.5(c) and except for the licenses to which Tasker or any of Tasker's subsidiaries is a party, no current licenses for the use of, or options or agreements relating to, any of the Intellectual Property owned by such Seller have been entered into by such Seller with any third parties who are not a Seller, Buyer or an Affiliate of any Seller or Buyer and, to Sellers' knowledge, none of the Intellectual Property is being used by any unaffiliated unauthorized Person.

      4.6 Contracts.

      (a) True and correct copies of the Purchased Contracts have previously been delivered to Tasker.

      (b) Except as set forth on Schedule 4.6(b) and except as would otherwise not have a Material Adverse Effect, (i) such Seller has not breached, violated or defaulted under (or taken or failed to take any action that, with the giving of notice, the passage of time or both would constitute a default under) any Purchased Contract to which such Seller is a party, (ii) such Seller has not received written notice that such Seller has breached, violated or defaulted under (or taken or failed to take any action that, with the giving of notice, the passage of time or both would constitute a default under), any Purchased Contract to which such Seller is a party, (iii) to Sellers' knowledge, no other party obligated to such Seller pursuant to a Purchased Contract to which such Seller is a party is in default under any obligation under such Purchased Contract, and (iv) each Purchased Contract to which such Seller is a party is in full force and effect, enforceable against such Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      4.7 Tax Matters.

      (a) All Taxes owed by such Seller (whether or not shown on any Tax Return) have been paid to the extent that the failure to pay any thereof could result in a Lien on any Purchased Asset owned by such Seller (other than Permitted Liens) or in Buyers' reasonably being expected to be liable for such Taxes. Such Seller has no liability with respect to Taxes that would reasonably be expected to have an adverse effect upon Buyers' right, title and interest in or to, or Buyers' right to use or enjoy (free and clear of any Lien, other than Permitted Liens), any Purchased Asset owned by such Seller.

      (b) To Sellers' knowledge, no Governmental Authority has notified such Seller in writing that it will or intends to assess any additional Taxes against such Seller for any period for which any Tax Returns have been filed, in respect of the Business of such Seller or Purchased Assets owned by such Seller, which could result in a Lien on any Purchased Asset owned by such Seller (other than Permitted Liens) or in Buyers' reasonably being expected to be liable for any such Taxes. Except as indicated on Schedule 4.7, to Sellers' knowledge, there is no dispute or claim concerning any Tax Liability of such Seller claimed or raised by any Governmental Authority, either in respect of the Business of such Seller or the Purchased Assets owned by such Seller, that could result in a Lien on any Purchased Asset owned by such Seller or in Buyers' reasonably being expected to be liable for such Taxes.

      (c) Such Seller has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency with respect to the Business of such Seller, the Purchased Assets owned by such Seller, or income therefrom, that could result in a Lien on any Purchased Asset owned by such Seller or in Buyers' reasonably being expected to be liable for any such Taxes.

      4.8 Applicable Laws and Permits. Schedule 4.8 sets forth a list of all of the material Permits of such Seller relating to the Business of such Seller. Such Seller has heretofore delivered or caused to be delivered to Tasker true and correct copies of all such Permits as presently in effect. Except as listed in Schedule 4.8 and except as would otherwise not have a Material Averse Effect:
(a) such Permits of such Seller are in full force and effect; (b) the Business of such Seller has been and is being conducted in compliance with all applicable Laws and Orders and all such Permits; (c) there are no pending Permit applications with respect to the Business of such Seller; and (d) such Seller has not within the past twelve months received any written notice of any violation, breach or default of any such Laws, Orders or Permits.

      4.9 Certain Changes. Since January 1, 2005, each Seller has conducted its Business solely in the ordinary course of business consistent with past practices and, except as specifically listed on Schedule 4.9, since January 1, 2005, there has not been, with respect to the Business of such Seller, any:

      (a) material adverse change of any nature whatsoever in the business, operations, Liabilities, results of operation, properties, assets or financial condition of the Businesses, taken as a whole, or any event or circumstance that would, individually or in the aggregate, reasonably be expected to result in such a material adverse change;

      (b) material revaluation or write-down of any of the Purchased Assets of such Seller;

      (c) amendment or termination of any Purchased Contract other than in the ordinary course of business or as contemplated in this Agreement;

      (d) disposal of Purchased Assets owned by such Seller outside of the ordinary course of business, including any transfer to any Affiliate of such Seller; or

      (e) agreement by Sellers to do, either directly or indirectly, any of the things described in the preceding clauses (a) through (d).

      4.10 Brokers. Such Seller has not incurred any obligation or liability, or agreed to pay any amount, to any Person for any brokerage fees, commissions, finder's fees or similar payment in connection with the execution or delivery of this Agreement or the consummation by such Seller of the transactions contemplated by this Agreement.

      4.11 WARN Act Notices. Any notice required under the WARN Act that is or has been required of such Seller to its employees or former employees by reason of its acts prior to the date hereof has been or will be given by such Seller.

      4.12 Real Property. Schedule 4.12 identifies all material real property leased by such Seller used in the conduct of the Business of such Seller. Such Seller does not own any material real property used in the Business of such Seller.

      4.13 Environmental and Safety Laws. To Sellers' knowledge, such Seller is not in violation in any material respect of any applicable statute, law or regulation relating to the environment or occupational health and safety. To Sellers' knowledge, except as set forth in Schedule 4.13, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by such Seller or by any other Person on any property owned or leased by such Seller in a manner that constitutes a material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) all materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials and (b) any petroleum products or nuclear materials.

      4.14 Employment Matters.

      (a) Schedule 4.14(a) lists: (i) all employees of the Sellers as of the date hereof and (ii) each such employee's annual base salary or hourly rate of compensation as of the date hereof.

      (b) Except as listed in Schedule 4.14(b): (i) all officers and employees of such Seller are employees at-will, terminable without penalty; and (ii) there are no outstanding agreements to which such Seller is a party with respect to severance payments payable to its employees.

      4.15 Employee Benefit Plans. To Sellers' knowledge, no action or inaction on the part of such Seller or on the part of any fiduciary, party in interest, or disqualified Person with respect to any of such Seller's Seller Employee Plans and no provision or design feature of any of such Seller's Seller Employee Plans would reasonably be expected to cause Buyers to have any liability or obligation with respect to any of such Seller's Seller Employee Plans. To Sellers' knowledge, no failure of any of such Seller's Seller Employee Plans to comply in form and in operation in all material respects with its terms or the requirements of applicable Law, including ERISA and the Code, has occurred that would reasonably be expected to cause Buyers to have any liability or obligation with respect to any of such Seller's Seller Employee Plans.

      4.16 Product Liability. Except as set forth on Schedule 4.16, there is no currently pending or, to Sellers' knowledge, threatened, Proceeding relating to product liability or warranty by any third party (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from: (a) services rendered by such Seller in connection with the Business of such Seller, (b) the sale or distribution of products by such Seller, or the manufacture of products by such Seller or (c) the operation of the Business of such Seller or the ownership of the Purchased Assets owned by such Seller.

      4.17 Related Party Transactions. Such Seller does not have, and to Sellers' knowledge, no employee, shareholder, member, officer, director or manager of such Seller or any member of his or her immediate family has, any direct or indirect ownership interest in any business that competes with such Seller in the Fields of Use.

      4.18 Status of Tasker and Sellers. Each of the Sellers acknowledges that Tasker is a reporting company under Section 12 of the Exchange Act and that such Seller has had an opportunity to review the Buyer SEC Reports filed since January 1, 2005.

      4.19 Consideration Shares. Each Seller represents, subject to Section 2.5(b) and Tasker's obligations under Section 6.15:

      (a) That the Consideration Shares have not been registered under the Securities Act and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of each Seller contained herein;

      (b) That such Seller knows of no public solicitation or advertisement of an offer in connection with the proposed allotment of the Consideration Shares;

      (c) That such Seller is familiar with Section 4(2) of the Securities Act;

      (d) That such Seller has received and reviewed such information concerning Tasker which such Seller deems necessary or advisable to review in order to evaluate the risks and merits of entering into the transactions contemplated herein and acquiring the Consideration Shares to be issued under this Agreement;

      (e) That such Seller is either an "accredited investor" (as that term is defined in Rule 501(a) under the Securities Act) or has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of acquiring the Consideration Shares;

      (f) That the Consideration Shares have not been registered with the Commission under the Securities Act and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available;

      (g) Tasker has made available to Sellers the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated in this Agreement and to obtain additional information which Tasker possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to Sellers; and

      (h) Except as set forth in Section 2.5(b), such Seller is acquiring the Consideration Shares to be issued and sold hereunder for his or its own account for investment and not as a nominee and not with a view to the distribution thereof.

      4.20 Opportunity to Consult. Such Seller acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal, financial and tax advisers. Such Seller is relying solely on such advisers and not on any statements or representations of Buyers or any of Buyers' agents for legal, financial or tax advice with respect to the Consideration Shares.

      4.21 Resales. Such Seller acknowledges and agrees that following the distribution of the Consideration Shares contemplated by Section 2.5(b), the Consideration Shares may only be resold (a) pursuant to registration statement under the Securities Act or (b) pursuant to an exemption from registration under the Securities Act. Such Seller acknowledges and agrees that any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the restrictions stated in the immediately preceding sentence shall not be recognized by Tasker in respect of the Consideration Shares and that Tasker may deliver a corresponding stop-transfer order to its stock transfer agent to that effect.

      4.22 Legends.

      (a) Such Seller acknowledges and agrees that the certificates representing the Consideration Shares issued to persons to whom the Consideration Shares will be distributed pursuant to Section 2.5(b) shall bear the following legend:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. IN THE CASE OF ANY TRANSFER OR OTHER DISPOSITION MADE OTHERWISE THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AS DESCRIBED IN SECTION 2.5(b) OF THE ASSET PURCHASE AGREEMENT DATED AS OF JULY 15, 2005 BY AND AMONG THE ISSUER HEREOF, TASKER PRODUCTS IP HOLDINGS CORP., INDIAN RIVER LABS,
      L.L.C., PHARLO CITRUS TECHNOLOGIES, INC., PHARLO CITRUS PROPERTIES PARTNERSHIP, LLLP AND COAST TO COAST LABORATORIES, LLC, THE HOLDER HEREOF SHALL BE REQUIRED TO PROVIDE TO THE ISSUER HEREOF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

      (b) In addition, such Seller acknowledges that each certificate representing Consideration Shares that are subject to any Lock-Up Agreement shall also bear the following legend (until such Consideration Shares are no longer subject to any Lock-Up Agreement):

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN LOCK-UP AGREEMENT DATED AS OF JULY 15, 2005 BY AND BETWEEN TASKER CAPITAL CORP. AND THE HOLDER HEREOF.



                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

      Each Buyer jointly and severally represents and warrants to Sellers, as of the date of this Agreement, the following:

      5.1 Organization. Tasker is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Tasker Products is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Buyer is duly qualified or licensed as a foreign corporation and is authorized to conduct its business in each state in which the nature of such business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to have such authority would not have a Buyer Material Adverse Effect.

      5.2 Authority.

      (a) Each Buyer has full corporate power and authority to execute, deliver and perform this Agreement and all documents and instruments executed and delivered by such Buyer pursuant to this Agreement (the "Buyer Related Documents"). This Agreement and the Buyer Related Documents have been duly executed and delivered by each Buyer party thereto and constitute, legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      (b) Buyers and their subsidiaries have full corporate power and authority necessary to conduct their business as being conducted on the date hereof and to own, lease and operate the assets and properties owned, leased and operated by Buyers and their subsidiaries on the date hereof.

      (c) Each Buyer has taken all corporate action required by law to authorize the execution and delivery of this Agreement and the Buyer Related Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby.

      5.3 Consents. Except as set forth on Schedule 5.3, the execution and delivery of this Agreement and the Buyer Related Documents by Buyers does not, and the performance of this Agreement and the Buyer Related Documents by Buyers will not: (a) require any material authorization, approval, consent, waiver, amendment or other action by, or registration, declaration or filing with or notice to any Governmental Authority; (b) result in a material violation of any Laws or Orders binding upon any Buyer or any of its subsidiaries; (c) result in a material violation or breach of, or a default under, any material contract to any Buyer or any of its subsidiaries is party; or (d) violate the articles of incorporation, certificate of incorporation or bylaws of any Buyer.

      5.4 Capitalization. The entire authorized capital stock of Tasker consists of 300,000,000 Common Shares. As of July 6, 2005, 64,747,162 of such Common Shares were issued and outstanding and none of such Common Shares were held in Tasker's treasury. There are outstanding options to purchase an aggregate of 18,614,999 Common Shares and outstanding warrants entitling the holders thereof to purchase an additional 7,815,078 Common Shares (collectively, the "Options"). In addition, there are outstanding convertible debentures that are convertible into 2,640,000 Common Shares (the "Convertible Debentures"). Except as set forth in the immediately preceding three sentences, no shares of capital stock or other securities of Tasker are issued, reserved for issuance or outstanding. Since December 31, 2004 there has been no change in the authorized capital stock of Tasker. Except for the Options, the Convertible Debentures and rights granted to Sellers under this Agreement, (i) there are no outstanding options, warrants, calls, demands, stock appreciation rights, contracts or other rights of any nature to purchase, obtain or acquire or otherwise relating to, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of Tasker or any other securities of Tasker, (ii) there are no equity equivalent interests in the ownership or earnings of Tasker or similar rights and (iii) none of Tasker or any of its Affiliates is obligated, pursuant to any securities, options, warrants, calls, demands, contracts or other rights of any nature or otherwise, now or in the future, contingently or otherwise, to issue, deliver, sell, purchase, repurchase, redeem or otherwise acquire any capital stock or other securities of Tasker to or from any Person or to issue, deliver, sell, purchase or redeem any stock appreciation rights or other contracts relating to any capital stock or other securities of Tasker to or from any Person. The Consideration Shares have been duly authorized for issuance and are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. Each of the Common Shares (including the Consideration Shares) has one vote per share on all matters on which the shareholders of Tasker are entitled to vote. There are no bonds, debentures, notes or other indebtedness of any type whatsoever of Tasker having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any holders of Common Shares may vote. The entire authorized capital stock of Tasker Products consists of 1,000 shares of common stock, $0.01 par value per share. As of the date hereof, 100 shares of Tasker Products common stock are issued and outstanding and all of such shares are owned by Tasker.

      5.5 SEC Filings; Financial Statements.

      (a) Since January 1, 2003, Tasker has filed all required Buyer SEC Reports. The Buyer SEC Reports (i) at the time filed (and at the time of any amendment to such Buyer's SEC Reports), complied and will comply in all material respects with the applicable requirements of the securities laws and (ii) did not, at the time they were filed (or, if amended by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading.

      (b) The financial statements contained in the Buyer SEC Reports referenced above complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-QSB of the Commission), and fairly present in all material respects the consolidated financial position of Tasker and its subsidiaries as at the respective dates and the consolidated results of Tasker's and its subsidiaries' operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not material in amount or effect.

      5.6 Legal Actions. Except as set forth on Schedule 5.6, there are no material Proceedings pending or, to the knowledge of Tasker, threatened against any Buyer or any of its subsidiaries. Except as set forth on Schedule 5.6, no Buyer has received written notice of any, and, to the knowledge of Tasker, there are no, material investigations pending or threatened against any Buyer or any of its subsidiaries by or before any Governmental Authority. Schedule 5.6 sets forth, with respect to any such pending or threatened Proceeding or investigation, the forum, the parties thereto, and the subject matter thereof. No Governmental Authority or other Person or entity has notified any Buyer in writing of any material challenge of the legal right of any Buyer or any of its subsidiaries to offer or sell any of its products or services in the present manner thereof. There is no Proceeding pending or, to the knowledge of Tasker, threatened against any Buyer, that in any manner challenges or seeks to prevent, enjoin, alter or delay, or reasonably could be expected to prevent, enjoin, alter or delay, any of the transactions contemplated by this Agreement or that challenges the validity of this Agreement, or any of the transactions contemplated hereby.

      5.7 Certain Changes. Since January 1, 2005, Buyers and their subsidiaries have conducted their business solely in the ordinary course of business consistent with past practices and, except as specifically listed on Schedule 5.7, since January 1, 2005, there has not been, with respect to any Buyer's and its subsidiaries' business, any:

      (a) material adverse change of any nature whatsoever in the business, operations, Liabilities, results of operation, properties, assets or financial condition of Buyers' and their subsidiaries' business, taken as a whole, or any event or circumstance that would, individually or in the aggregate, reasonably be expected to result in such a material adverse change;

      (b) material revaluation or write-down of any of any Buyer's or its subsidiaries' assets; (c) amendment or termination of any material contract to which any Buyer or any of its subsidiaries is party other than in the ordinary course of business;

      (d) disposal of assets used or held for use in any Buyer's or its subsidiaries' business outside of the ordinary course of business, including any transfer to any Affiliate or other division of or within any Buyer; or

      (e) agreement by any Buyer or any of its subsidiaries to do, either directly or indirectly, any of the things described in the preceding clauses (a) through (d).

      5.8 Applicable Laws. Except as could not have a Buyer Material Adverse Effect, Buyers' and their subsidiaries' business has been and is being conducted in compliance with all applicable Laws, Orders and Permits; and no Buyer has within the past twelve months received any written notice of any violation, breach or default of any such Laws, Orders or Permits.

      5.9 Opportunity to Consult. Buyers are relying solely on its own legal, financial and tax advisers and not on any statements or representations of any Seller or any of Sellers' agents for legal, financial or tax advice with respect to the transactions contemplated hereby.

      5.10 Brokers. No Buyer has incurred any obligation or liability, or agreed to pay any amount, to any Person for any brokerage fees, commissions, finder's fees or similar payment in connection with the execution or delivery of this Agreement or the consummation by such Buyer of the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                    COVENANTS

      6.1 Employees of the Businesses.

      (a) Tasker (or a subsidiary or Affiliate of Tasker, in Tasker's sole discretion) shall make offers of employment, effective as of the date hereof, to the employees of Sellers set forth on Schedule 6.1 (such employees who accept the terms and conditions of such offer and who are employed by Tasker (or a subsidiary or Affiliate of Tasker) are hereinafter referred to as "Hired Employees"). The offers of employment described in the preceding sentence shall be for employment with the relevant entity until at least two years following the date hereof (subject to the employing entity's right to terminate such Hired Employee for "Cause" as defined in the agreement governing such employment relationship), shall be at the initial starting salary set forth on Schedule 6.1 and, except as set forth below, shall be on such other terms and conditions as determined by Tasker (or such subsidiary or Affiliate of Tasker). Subject to
Section 6.1(d), each Seller shall remain solely responsible for all (i) claims by Hired Employees employed by such Seller relating to periods of employment by such Seller prior to the date hereof (including claims relating to salaries and benefits accrued, earned and/or payable for periods of employment prior to the date hereof) and (ii) employees that are not Hired Employees and claims related thereto.

      (b) Sellers shall pay or shall cause to be paid all amounts due to Sellers' employees prior to the date hereof, including without limitation amounts due as wages or salary or on account of severance, health claims, bonus and other benefits for such employees through the date hereof when and as the same become due (it being understood that Buyer has funded Sellers' payroll for periods commencing on May 1, 2005 and the amounts so funded are evidenced by Promissory Notes which are being canceled pursuant to Section 8.17).

      (c) Subject to Section 6.1(d), Buyers will not assume or continue, and will have no responsibility or liability to the Hired Employees or any other Person under or with respect to, any of the Seller Employee Plans.

      (d) For a period of 60 days after the date hereof, each Seller shall use its commercially reasonable efforts to cause the Hired Employees employed by such Seller prior to the Closing to continue to be covered by such Seller's medical plans with unaffiliated third parties in effect on the date hereof. Tasker shall pay to Sellers the full amount of all premiums and other amounts required to be paid by Sellers in connection therewith at least two Business Days prior to the date Sellers are required to pay the same. Sellers' obligations under this Section 6.1(d) shall terminate if Tasker shall fail to make any such payment to Sellers.

      (e) The provisions of this Agreement are for the benefit of Buyers and Sellers only, and no employee of Sellers or any other Person shall have any rights hereunder. Nothing herein expressed or implied shall confer upon any employee of Sellers, any other employee or legal representatives or beneficiaries thereof, any rights or remedies, including any right to employment or continued employment for any specified period or to be covered under or by any employee benefit plan or arrangement, or shall cause the employment status of any employee to be other than terminable at will.

      6.2 Consents; Failure to Obtain Consents. For a period of three months after the date hereof, Sellers will use commercially reasonable efforts to obtain or cause to be obtained any consents required under any Purchased Contract or Purchased Permit in connection with the transactions contemplated hereby that are requested by Buyers and that have not been previously obtained prior to or at the date hereof. In the event any consent to the assignment of any Purchased Contract or Purchased Permit is required in connection with the transactions contemplated hereby and has not been obtained as of the date hereof, then, until all of such consents are obtained, Sellers shall cooperate in any arrangement reasonably satisfactory to Tasker and Sellers designed to fulfill all Sellers' obligations thereunder and to afford the applicable Buyer the full benefits thereof. Notwithstanding anything to the contrary set forth herein, this Agreement shall not constitute an assignment or attempt to assign or transfer any interest in any instrument, contract, lease, permit or other agreement or arrangement of the Businesses or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or adversely affect the rights of any Seller or Buyer.

      6.3 Name Change. Within ten Business Days after the date hereof, C2C will file any documents necessary with the appropriate Government Authorities to change its name to another name not including the words "Coast to Coast" or any confusingly similar name.

      6.4 Further Assistance. Buyers on the one hand and Sellers on the other shall, from time to time on or after the date hereof and without further consideration, take such actions (including executing and delivering or causing to be executed and delivered to the other additional instruments) reasonably requested by the other that is necessary or reasonably required to perfect or evidence any of the sales, assignments, transfers, conveyances, undertakings or agreements made in this Agreement, the Seller Related Documents or the Buyer Related Documents.

      6.5 Tax Returns. Each Seller shall duly file or cause to be filed all tax returns related to Taxes of any nature with respect to the Business of such Seller or the Purchased Assets owned by such Seller for all periods ending on or prior to the date hereof and pay all Taxes due with respect to such periods.

      6.6 Proration. Notwithstanding anything herein to the contrary, any Taxes imposed on the Purchased Assets and other expense items such as utilities and similar expenses with respect to the Purchased Assets that relate to a period beginning before the date hereof and ending after the date hereof shall be apportioned as of the date hereof such that Sellers shall be liable for (and shall reimburse Buyers to the extent that Buyers shall have paid) that portion of such Taxes and other expense items relating to, or arising in respect of, periods through the date hereof and Buyers shall be liable for (and shall reimburse Sellers to the extent Sellers shall have paid) that portion of such Taxes and other expense items relating to, or arising in respect to, periods on and after the date hereof. Appropriate settlement of any such Taxes or other expenses will be made within thirty days after the amount of any such item is finally known.

      6.7 Covenant Not to Compete.

      (a) Each Seller agrees that, without the consent of Tasker, it will not, for any reason, for its own account, or on behalf of, or together with, any other Person, directly or indirectly, as principal, agent, shareholder, participant, partner, promoter, manager, member, equity owner, consultant, sales representative or otherwise:

            (i) during the period beginning on the date hereof and ending on the fifth anniversary of the date hereof, own, control, manage, assist or otherwise participate in, engage in, carry on, or have a financial interest in, any business or entity that is engaged in the conduct of all or any portion of the Businesses within the Fields of Use, other than (A) such Seller's ownership in Tasker contemplated by this Agreement and (B) in connection with the performance of activities contemplated by the Pharlo IP Sublicense Agreement; or

            (ii) during the period beginning on the date hereof and ending on the second anniversary of the date hereof, contact any natural Person then employed by Tasker (or any subsidiary or Affiliate of Tasker), while such Person is an employee of Tasker (or any subsidiary or Affiliate of Tasker), in the Businesses in any technical, managerial or sales capacity with the purpose or intent of soliciting that Person from the employ of Tasker (or such subsidiary or Affiliate) provided that this subsection shall not prohibit Sellers from placing or making general solicitations of employment not directed specifically to such Person or to the employees of Tasker (or its subsidiaries or Affiliates).

      (b) Because of the difficulty in measuring the economic losses that may be incurred by Tasker as a result of any breach by Sellers of any of the covenants in Section 6.7(a), and because of the immediate and irreparable damage that would be caused to Tasker for which it would have no other adequate remedy, Sellers agree that Tasker may enforce the provisions of Section 6.7(a) by any equitable or legal means, including by injunction or restraining order against Sellers if any Seller breaches or threatens to breach any provision of Section 6.7(a).

      (c) The parties hereto each agree that Section 6.7(a) imposes a reasonable restraint on Sellers in light of the activities and Businesses of Sellers on the date hereof, the current business and future business plans of Tasker, and the consideration to be received by Sellers from Buyers as a result of the purchase of assets. Notwithstanding anything herein to the contrary, it shall not be a breach of the covenant contained in Section 6.7(a)(i) above for a Seller to own,
(i) in the aggregate, not more than five percent (5%) of the publicly traded equity interests of any entity or (ii) equity or other interests in Tasker or any successor to Tasker.

      (d) The covenants in Section 6.7(a) are severable and separate, and the unenforceability of any specific covenant in Section 6.7(a) is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in Section 6.7(a). If any court of competent jurisdiction shall determine that the scope, time, or territorial restrictions set forth in Section 6.7(a) are unreasonable as applied to Sellers, the parties hereto acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to Sellers.

      (e) Buyers and Sellers hereby agree that Section 6.7 is a material and substantial part of the transactions contemplated hereby.

      6.8 Mail Received After Closing.

      (a) Following the date hereof, Buyers may receive and open all mail addressed to Sellers at the Leased Real Property and, to the extent that such mail and the contents thereof relate to the Purchased Assets (and not to any Excluded Assets or Excluded Liabilities), deal with the contents thereof at its discretion. From and after the date hereof, (i) Sellers shall promptly forward or cause to be forwarded to Tasker any mail received by Sellers that relates to the Purchased Assets or the Assumed Obligations and (ii) Buyers shall promptly forward or cause to be forwarded to the applicable Seller any mail received by any Buyer or any of its subsidiaries that relates to the Excluded Assets or the Excluded Liabilities.

      (b) Sellers hereby grant to Buyers the power, right and authority, coupled with an interest, to receive, endorse, cash, deposit, and otherwise deal with, in the name of Sellers, any checks, drafts, documents and instruments evidencing payment of any accounts receivable included in the Purchased Assets and which are payable to, payable to the order of, or endorsed in favor of, Sellers or any agent of Sellers.

      (c) Sellers agree promptly to endorse and pay over or cause to be endorsed and paid over to the applicable Buyer, without deduction or offset, the full amount of any payment received by Sellers after the Closing constituting Purchased Assets. Buyers agree promptly to endorse and pay over or cause to be endorsed and paid over to the applicable Seller, without deduction or offset, the full amount of any payment received by any Buyer or any of its subsidiaries after the Closing constituting Excluded Assets.

      6.9 Confidentiality. For a period of two (2) years from and after the date hereof, Sellers will, and will use reasonable efforts to cause its officers, directors, employees and agents to: (a) keep in confidence and not disclose to any Person any Confidential Information and (b) refrain from using any of the Confidential Information, except, in any such case, to enable Sellers to perform their obligations or enforce their rights under this Agreement, the Seller Related Documents and the Buyer Related Documents. Notwithstanding the foregoing, any Confidential Information that constitutes a trade secret under applicable law shall not be disclosed or used in any way by Sellers so long as such information remains a trade secret, other than in accordance with this Agreement or to enable Sellers to perform their obligations or enforce their rights under this Agreement, the Seller Related Documents and the Buyer Related Documents. Notwithstanding the foregoing, the restrictions contained in this
Section 6.9 shall not apply to any information that is generally known or available to the public other than as a result of unauthorized or unlawful disclosure directly or indirectly by Sellers. In the event any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Sellers will notify Tasker promptly of the request or requirement so that Tasker may, at its sole expense, seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, Sellers, on the advice of counsel, are compelled to disclose any Confidential Information to or by any tribunal, Sellers may disclose the Confidential Information to or as required by the tribunal. Confidential Information includes information of third parties held by Sellers in connection with the Businesses that Sellers are obligated to keep or treat as confidential.

      6.10 Certain Expenses. Buyers shall be responsible for all (and shall reimburse Sellers for any amounts paid by Sellers in respect of any) sales, use, excise, transfer, value added and similar Taxes due and payable that are imposed by any Governmental Authority in any jurisdiction in connection with any Sellers' sale of the Purchased Assets, Tasker's assumption of the Assumed Obligations and Buyers' payment of the Purchase Price, as contemplated by this Agreement. Sellers and Buyers shall cooperate with each other and use their reasonable commercial efforts to minimize the Taxes attributable to the transfer of the Purchased Assets, Tasker's assumption of the Assumed Obligations and Buyers' payment of the Purchase Price, subject to applicable Law, and provided that this sentence shall not require Buyers to agree to any modification of the allocation agreed to pursuant to Section 2.6. Tasker shall also be responsible for all Registration Expenses pursuant to Section 6.15 and fees and expenses pursuant to Section 6.16(e). For the avoidance of doubt, Sellers (and not Buyers) shall be responsible for income taxes payable in respect of the sale of the Purchased Assets by Sellers.

      6.11 Waiver of Bulk Sales Compliance. Buyers and Sellers hereby waive compliance with the bulk sales laws of any applicable jurisdiction in connection with the sale of the Purchased Assets pursuant to this Agreement, and each Seller hereby agrees to indemnify and hold harmless Buyers from and against any claims arising out of or due to the failure of such Seller to comply with such bulk sales laws.

      6.12 Cooperation on Tax Matters.

      (a) Each of Buyers and Sellers agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating thereto as is reasonably necessary for the filing of any Tax Return, the preparation for any Tax audit, or the prosecution or defense of any claim, suit or proceeding relating to any proposed Tax adjustment relating to the Purchased Assets or the Businesses. Buyers and Sellers shall keep all such information and documents received by them confidential unless otherwise required by law.

      (b) Buyers and Sellers shall reasonably cooperate with each other in the conduct of any audit or other actions for any Tax purposes relating to the Purchased Assets.

      6.13 Retention. Buyers and Sellers agree to retain or cause to be retained all books and records pertinent to the Purchased Assets until the applicable period for assessment of Taxes under applicable law has expired. Buyers and Sellers agree to give the other reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if so requested, Buyers and Sellers shall allow the requesting party to take possession of such books and records.

      6.14 Transition Cooperation. Sellers agree to reasonably cooperate with Tasker to facilitate the transfer, effective on the date hereof, of all utilities used by the Businesses into Tasker's name (or the name of any subsidiary or Affiliate of Tasker designated by Tasker), including the transfer of any telephone numbers, electrical service, water and sewage, as applicable.

      6.15 Covenant Regarding Registration of Consideration Shares.

      (a) Shelf Registration.

            (i) Tasker shall, for the benefit of the Holders,  at Tasker's cost,
      (A) prepare and file with the Commission, as soon as practicable after the date hereof, a registration statement (a "Shelf Registration Statement") on an appropriate form under the Securities Act permitting registration of the Registrable Securities for resale by the Holders to be made on a delayed or continuous basis (and will use its best efforts to file the Shelf Registration Statement with the Commission within 30 days following the date hereof (the "Filing Deadline")), (B) use its best efforts to cause the Shelf Registration Statement to be declared effective as soon as practicable, but in any event not later than 105 days after the date hereof (the "Initial Registration Deadline"), and (C) use its best efforts to keep the Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. Notwithstanding the above, no Holder shall be entitled to have the Registrable Securities held by such Holder covered by the Shelf Registration Statement unless such Holder agrees in writing to be bound by the provisions of this Section
      6.15 applicable to such Holder.

            (ii) At the time the Shelf Registration Statement is declared effective, each Holder shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

            (iii) If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, Tasker shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or promptly file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, Tasker shall use its best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period.

            (iv) Tasker shall supplement and amend the Shelf Registration Statement (or any Subsequent Shelf Registration Statement) if required by the rules, regulations or instructions applicable to the registration form used by Tasker for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by a Holder.

            (v) Notwithstanding any other provisions of this Agreement to the contrary, Tasker shall cause the Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) Liquidated Damages.

            (i) If the Shelf Registration Statement to be filed with the Commission pursuant to Section 6.15(a)(i) (A) has not been so filed on or prior to the 30th day after the Filing Deadline and/or (B) has not been declared effective by the Commission on or prior to the 30th day after the Initial Registration Deadline, Tasker shall pay to each Holder an amount equal to one percent (1%) of the value of the Consideration Shares held by such Holder that are not then Locked-Up Shares based on the Common Share Fair Market Value (the "Liquidated Damages Payment Amount") within three
      (3) Business Days after the 30th day after the Filing Deadline or the 30th day after the Initial Registration Deadline, as the case may be, and for each 30-day period (or portion thereof until the date such Shelf Registration Statement is filed or declared effective, as the case may be) after the 30th day after the Filing Deadline or the 30th day after the Initial Registration Deadline, as the case may be, Tasker shall pay to each Holder the Liquidated Damages Payment Amount on the third Business Day after the end of such 30-day period (or after the date such Shelf Registration Statement is filed or declared effective, as the case may be, if prior to the end of a full 30-day period) until such time as such Shelf Registration Statement shall have been filed or declared effective, as the case may be.

            (ii) If (A) any Subsequent Shelf Registration Statement has not been declared effective by the Commission on or prior to the date that is 60 days after the filing of a Subsequent Shelf Registration Statement with the Commission or (B) if any Subsequent Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for any period of thirty (30) consecutive days other than as a result of a suspension pursuant to a Deferral Notice as provided in Section 6.15(c)(vi) (each a "Subsequent Registration Default"), Tasker agrees to pay liquidated damages in an amount equal to one percent (1%) of the value of the Registrable Securities not then constituting Locked-Up
      Shares that are subject to such Subsequent Shelf Registration Statement based on the Common Share Fair Market Value, on the date of a Subsequent Registration Default and for each 30 day period (or portion thereof until the Subsequent Registration Default is cured) during which the Subsequent Registration Default continues, which shall accrue from the date such Subsequent Registration Default occurs until the default is cured. Liquidated damages accrued and unpaid under this Section 6.15(b)(ii) shall be paid within three (3) Business Days after the date of the Subsequent Registration Default and the end of each 30-day period following such Subsequent Registration Default or, if earlier, the date the relevant Subsequent Registration Default is cured.

      (c)   Registration   Procedures.   In  connection  with  the  registration
obligations of Tasker under Section 6.15(a):

            (i) As far in advance as practical, but not less than 10 Business Days, before filing a Prospectus, Registration Statement or any amendment or supplement thereto, Tasker shall furnish to Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as Holders' Counsel (as defined in Section 6.15(d)) reasonably may propose.

            (ii) As promptly as practicable, Tasker shall give notice to Holders
      (A) when any Prospectus, prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the Commission and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (B) of any request, following the effectiveness of a Registration Statement under the Securities Act, by the Commission or any other Federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any other Federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by Tasker of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the occurrence of and details concerning a Material Event and (F) of the determination by Tasker that a post-effective amendment to a Registration Statement will be filed with the Commission, which notice may, at the discretion of Tasker (or as required pursuant to Section 6.15(c)(vi)), state that it constitutes a Deferral Notice, in which event the provisions of Section 6.15(c)(vi) shall apply. As promptly as practicable after receipt thereof, Tasker shall give Holders copies of any comments received from the Commission with respect to any Registration Statement and responses thereto.

            (iii) Tasker shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale.

            (iv) During the Effectiveness Period, Tasker shall deliver to each Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies as such Holder may reasonably request, of (A) the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto and (B) such other documents and information as Tasker may be required to deliver with the Prospectus under the Securities Act, including, but not limited to, copies of Tasker's latest Annual Report on Form 10-KSB or annual report to securityholders meeting the requirements of Rule 14a-3 and latest Quarterly Report on Form 10-QSB.

            (v) Prior to any public offering of the Registrable Securities pursuant to any Registration Statement, Tasker shall register or qualify or cooperate with the Holders and their counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that Tasker shall not be required to (A) qualify generally to -------- ------- do business in any jurisdiction where it is not then so qualified or (B) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject. In the event that Tasker's common stock is listed or admitted for trading on any national securities exchange or quotation on any national-automated quotation system, Tasker shall cause all Registrable Securities to be included in such listing or admission.

            (vi) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement (or any Subsequent Shelf Registration Statement) or the initiation of proceedings with respect to the Shelf Registration Statement (or any Subsequent Shelf Registration Statement) under the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which (1) any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development with respect to Tasker that may (1) interfere with or affect the negotiation or completion of a transaction that is being contemplated by Tasker or (2) involve initial or continuing disclosure obligations that are not in the best interests of Tasker's stockholders at such time, that, in the reasonable discretion of Tasker, makes it appropriate to suspend the availability of the Shelf Registration Statement (or any Subsequent Shelf Registration Statement) and the related Prospectus(es), then (y) in the case of clause (B) above, Tasker shall, as promptly as practicable, prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, use its best efforts to cause it to be declared effective as promptly as is reasonably practicable, and (z) Tasker shall give notice to Holders that the availability of the Shelf Registration Statement (or any Subsequent Shelf Registration Statement) is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Securities pursuant to such Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (y) above, and until such Holder is advised in writing by Tasker that the existing, supplemented or amended Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in the applicable Prospectus, provided, that, in the case of a Deferral Notice with respect to clause (C) above, no such suspension of the availability of the Shelf Registration Statement (or any Subsequent Shelf Registration Statement) or the related Prospectus(es) shall extend for a period of more than 45 consecutive days or an aggregate of 90 days in any twelve-month period. If Tasker provides the Holders with a Deferral Notice, then the date set forth in clause (ii) of the definition of Effectiveness Period shall be extended by the number of days from and including the date of the giving of such Deferral Notice to and including the date when the Holders shall have received such amended or supplemented Prospectus pursuant to this Section 6.15(c)(vi). Tasker shall use its best efforts to ensure that the use of the Prospectus may be resumed (1) in the case of clause (A) above, as promptly as is practicable, (2) in the case of clause (B) above, as soon as, in the good faith judgment of Tasker, public disclosure of such Material Event would not be materially prejudicial to or contrary to the interests of Tasker or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (3) in the case of clause (C) above, as soon as, in the good faith judgment of Tasker, such suspension is no longer appropriate.

            (vii) Tasker shall cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement free of any restrictive legends and in such denominations and registered in such names as such Holder may request a reasonable period of time prior to sales of the Registrable Securities pursuant to the Shelf Registration Statement (or any Subsequent Shelf Registration Statement).

      (d) Registration Expenses. Tasker shall be responsible for and shall pay all Registration Expenses. In addition, Tasker shall be responsible for and shall reimburse the Holders the reasonable fees (not to exceed $40,000 in the aggregate) and disbursements of not more than one counsel designated by the Seller Representative to act as counsel for the Holders in connection with this
Section 6.15 ("Holders' Counsel").

      (e) Indemnification.

            (i) Tasker agrees to indemnify and hold harmless each Holder and each person, if any, who controls the Holder within the meaning of the Securities Act or the Exchange Act (each Holder, and such controlling persons are referred to collectively as the "Holder Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Securities) to which each Holder Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or

      Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that Tasker shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Registration Statement in reliance upon and in conformity with written information pertaining to the Holder furnished to Tasker by or on behalf of the Holder specifically for inclusion therein; provided, further, that this indemnity agreement will be in addition to any liability which Tasker may otherwise have to the Holder Indemnified Party. Tasker shall also indemnify any underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the holders of the Registrable Securities if requested by the Holders.

            (ii) Each Holder, severally and not jointly, will indemnify and hold harmless Tasker, its officers and directors and each person, if any, who controls Tasker within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which Tasker or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder furnished to Tasker by or on behalf of such Holder specifically for inclusion therein and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, Tasker for any legal or other expenses reasonably incurred by Tasker or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which the Holder may otherwise have to Tasker or any of its controlling persons.

            (iii)  Promptly  after  receipt by an  indemnified  party under this
      Section 6.15(e) of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6.15(e), notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 6.15(e)(i) or Section 6.15(e)(ii) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 6.15(e)(i) or Section 6.15(e)(ii) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 6.15(e) for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall effect any settlement of any pending or threatened action without the prior written consent of the indemnifying party, which such consent shall not be unreasonably withheld or delayed.

            (iv) If (A) the indemnification provided for in this Section 6.15(e) is unavailable or insufficient to hold harmless an indemnified party under
      Section 6.15(e)(i) or Section 6.15(e)(ii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 6.15(e)(i) or Section 6.15(e)(ii) above in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Registrable Securities, pursuant to the Registration Statement, or (B) the allocation provided by the foregoing clause (A) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6.15(e)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 6.15(e)(iv). Notwithstanding any other provision of this
      Section 6.15(e)(iv), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (v) The agreements contained in this Section 6.15(e) shall survive the sale of the Registrable Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

      (f) Holders' Obligations. Each Holder agrees promptly to furnish to Tasker all information with respect to such Holder as may be required to be disclosed in the Registration Statement under applicable law or pursuant to Commission comments or as Tasker may reasonably request and all material information with respect to such Holder required to be disclosed in order to make the information previously furnished to Tasker by such Holder not false or misleading.

      6.16 Offer and Sale of Offered Shares.

      (a) Tasker hereby  agrees,  on the terms and  conditions set forth in this
Section 6.16, to use its best efforts to find qualified purchasers to purchase the Offered Shares on or within seven Business Days after the date that the Shelf Registration Statement is declared effective by the Commission (the "Effective Date") at a cash purchase price per Offered Share that is mutually agreed upon by Buyer and the Seller Representative.

      (b) Unless otherwise agreed by Tasker and the Holders, offers of the Offered Shares will be made by Tasker, and any person acting on its behalf, including any affiliate or sales or marketing agent, only through the Prospectus. Any offers and sales of the Offered Shares shall be made in full compliance with the applicable requirements of the Securities Act and Tasker shall be responsible for delivering to the purchasers of the Offered Shares a copy of the Prospectus and such other documents as shall be required pursuant to the Securities Act. Tasker will communicate to the Holders, in writing, each offer to purchase Offered Shares. Each Holder may, in his, her or its sole discretion, reject any purchase in whole or in part of such Holder's Offered Shares.

      (c) The Holders shall make no representations or warranties to the purchasers of the Offered Shares other than each Holder's ownership of the Offered Shares.

      (d) Except as provided in Section 6.15(e)(ii) or with respect to a breach of the representations and warranties of the Holders made pursuant to Section 6.16(c), no claim shall be made against any Holder by Tasker or any purchaser of Offered Shares to recover any losses, claims, damages or liabilities, or any actions in respect thereof, to which Tasker or any purchaser of Offered Shares may become subject, by reason of, arising out of or otherwise in connection with the offer or sale of the Offered Shares pursuant to this Section 6.16. In addition to indemnification provided by Section 6.15(e), Tasker agrees to indemnify and hold harmless each Holder Indemnified Party from and against any and all losses, claims, damages or liabilities, or any actions in respect thereof, to which such Holder Indemnified Party may become subject, by reason of, arising out of or otherwise in connection with the performance of Tasker's obligations with respect to the offer or sale of the Offered Shares pursuant to this Section 6.16. For purposes of this Section 6.16(d), the procedures of
Section 6.15(e)(iii) shall apply to any indemnification claims made pursuant to this Section 6.16(d).

      (e) Tasker shall be responsible for and shall pay all fees and expenses incurred in connection with the offer and sale of the Offered Shares, other than any sales, stock transfer or other taxes related to the transfer of the Offered Shares from a Holder to the purchasers of the Offered Shares, for which the applicable Holder shall be responsible.

      6.17 Wynn Starr Agreement. Tasker hereby agrees that, without the prior written consent of Pharlo IP, LLC, Tasker shall not amend, agree to amend, terminate or otherwise modify or waive (by waiver, inaction or otherwise) the terms of the Wynn Starr Agreement as in effect on the date hereof. Tasker further hereby agrees that any amendment, modification or waiver of the Wynn Starr Agreement will not affect the receipt by Pharlo IP, LLC of royalty payments as contemplated by Section 4(c) of the Wynn Starr Agreement as in effect on the date hereof.

      6.18 Issuance of Phitex LP Participating Units.

      (a) Subject to the satisfaction of the conditions set forth in 6.18(b) below, Sellers shall cause Phitex Ltd. LLLP ("Phitex") to issue to Tasker or a subsidiary of Tasker designated by Tasker (a "Designated Subsidiary"), within ten Business Days after satisfaction of such conditions, LP Participating Units of Phitex ("LP Participating Units") representing 19.9% of the then total outstanding GP Participating Units of Phitex ("GP Participating Units") and LP Participating Units on a fully diluted basis.

      (b) Sellers' obligation to cause the issuance of the LP Participating Units to Tasker or a Designated Subsidiary pursuant to Section 6.18(a) shall be subject to the satisfaction of the following conditions:

            (i) The Shelf Registration Statement registering the Registrable Shares shall have been declared effective by the Commission;

            (ii) Buyers shall be in compliance with all of their obligations under the Agreement, including Section 6.16;

            (iii) None of the  circumstances  described in clauses (1) or (2) of
      Section 6.18(b)(iv)(B) shall have occurred; and

            (iv) Tasker and any Designated Subsidiary shall have entered into a written agreement with Phitex, in form and substance satisfactory to Phitex, pursuant to which Tasker and such Designated Subsidiary agree that
      (A) Tasker and such Designated Subsidiary will not sell, transfer or otherwise dispose of, directly or indirectly, any of the LP Participating Units issued to Tasker and such Designated Subsidiary, except in connection with a sale, transfer or disposition of all outstanding GP Participating Units and LP Participating Units by all the holders thereof and (B) the LP Participating Units issued to Tasker and any Designated Subsidiary shall be subject to Phitex's right to purchase from Tasker and such Designated Subsidiary, and Tasker's and the Designated Subsidiary's obligation to sell to Phitex, at Phitex's request, all such LP
      Participating Units for an aggregate purchase price of $100 upon the occurrence of (1) a Change in Control of Tasker or (2) a change in, or resignation, removal, death or disability of, any of the following officers of Tasker, for any reason whatsoever: Tasker's chief executive officer, president or chief operating officer.

                                  ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

      7.1 Agreement to Indemnify.

      (a) Buyers, their Affiliates and their respective officers, directors, employees, agents and representatives (in their capacities as such) (collectively, the "Buyer Indemnitees") shall each be indemnified, defended and held harmless by a Seller, severally and not jointly, from and against any and all Damages incurred or suffered by any Buyer Indemnitee arising out of or as a result of any inaccuracy in or breach of the representation and warranty made by such Seller in Section 4.5(b).

      (b) Sellers, their Affiliates and their respective officers, directors, employees, agents, stockholders and representatives (in their capacities as such) (collectively, the "Seller Indemnitees") shall each be indemnified, defended and held harmless by Buyers, jointly and severally, from and against any and all Damages incurred or suffered by any Seller Indemnitee arising out of or as a result of any inaccuracy in or breach of the representations and warranties made by Buyers in Section 5.4.

      (c) Nothing set forth in this Article VII shall be deemed to prohibit or limit any Buyer's or any Seller's right to seek injunctive or other equitable relief for the failure of Sellers or any Buyer, as applicable, to perform any covenant or agreement contained in this Agreement or any Seller Related Document or Buyer Related Document, as applicable.

      7.2 Survival of Representations and Warranties. No investigation heretofore or hereafter made by or on behalf of any party hereto shall limit or affect the representations, warranties or covenants of any other party, each of which shall survive any such investigation (subject to the following provisions of this Section 7.2). Except for the Surviving Representations (which shall survive the date hereof without time limitation), all representations and warranties of each Seller, Sellers or Buyers contained in this Agreement (including, without limitation, those contained in Article IV and Article V, other than the Surviving Representations) or in any Seller Related Document or Buyer Related Document and all claims of any party or any other Person in respect of any inaccuracy in or breach of any representation or warranty contained in this Agreement (other than the Surviving Representations) or in any Seller Related Document or Buyer Related Document (including any indemnification with respect thereto) shall terminate on the date hereof and from and after the date hereof, all representations and warranties of each Seller, Sellers or Buyers contained in this Agreement (other than the Surviving Representations) or in any Seller Related Document or Buyer Related Document shall be of no further force or effect and no party or any other Person shall have any obligation to provide indemnification or any other Liability in respect thereof. No provision of this Agreement shall limit the right of any party hereto to pursue a claim against any other party hereto based on fraud.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 Notice.

      (a) Except as expressly set forth to the contrary in this Agreement, all notices, requests, consents and other communications provided for or permitted to be given under this Agreement must be in writing and shall be deemed delivered: (i) upon delivery if delivered in person, (ii) upon transmission if sent via facsimile, with a confirmation copy sent via overnight courier as provided in clause (iii) below; provided that confirmation of such overnight delivery is received, or (iii) one (1) day after deposit with a national overnight courier; provided that confirmation of such overnight courier is received. Such notices, requests, consents and other communications shall be sent to each party at the address or facsimile number indicated below.

         If to any Seller or Seller Representative:

                  David L. Dickinson
                  Pharlo Citrus Technologies, Inc.
                  96 Willard Street
                  Suite 101
                  Cocoa, Florida 32922
                  Fax No.: 321.639.0488

         with copies (which copies shall not constitute notice) to:

                  David M. Presnick, Esq.
                  96 Willard Street
                  Suite 302
                  Cocoa, Florida 32922
                  Fax No.: 321.639.6690

         If to any Buyer:

                  Tasker Capital Corp.
                  39 Old Ridgebury Road
                  Suite 14
                  Danbury, Connecticut 06810-5116
                  Attention: Robert D. Jenkins, CFO
                  Fax No.: 203.730.4341

         with copies (which copies shall not constitute notice) to:

                  Joseph C. Marrow, Esq.
                  Morse, Barnes-Brown & Pendleton, P.C.
                  1601 Trapelo Road
                  Waltham, Massachusetts 02451
                  Fax No.: 781.622.5930

or, in any such case, to such other address or facsimile number as shall be designated from time to time by written notice in accordance with this Section
8.1 by the Person entitled to such notice.

      (b) To the extent any notice provision in any other agreement, instrument or document executed or required to be executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 8.1, with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

      8.2 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any Buyer without the prior written consent of Sellers or by any Seller without the prior written consent of Tasker; provided, however, that each Buyer and each Seller shall have the right to assign any of its rights under this Agreement to any Affiliate of such party without obtaining any such consent. Nothing contained herein, express or implied, is intended to confer upon any Person other than the parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary, except for the Holders who shall be third party beneficiaries to the rights under Sections 6.15 and 6.16 and except as provided in Section 6.17 and Section 7.1.

      8.3 Exhibits and Schedules. The Exhibits and Schedules (and any appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof. Section references in the Schedules refer to the specific Section of the Agreement with respect to which Sellers are making a disclosure. A disclosure under one Section referenced in the Schedules shall be deemed disclosed for any other Section of the Schedules for which it is reasonably apparent to be responsive.

      8.4 Sections and Articles. Unless the context otherwise requires, all Sections, Articles, Schedules and Exhibits referred to herein are, respectively, Sections and Articles of, and Schedules and Exhibits to, this Agreement.

      8.5 Entire Agreement. This Agreement, along with the documents and agreements to be executed pursuant hereto, constitutes the full understanding of the parties relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between or among the parties with respect thereto. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a breach if such action is taken or condition exists.


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


      8.6 Headings. Headings of particular Articles and Sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Articles or Sections to which they refer.

      8.7 Attribution of Knowledge. For the purposes of this Agreement, the phrase "to Sellers' knowledge" and variations of it when used with respect to Sellers or any Seller shall refer to: (a) all matters actually known by Barry Cummins, David Dickinson, David Creasey and Russell Smith or (b) any matter that any of the foregoing persons would reasonably be expected to discover or otherwise become aware of upon conducting a reasonable investigation of applicable files in such person's possession.

      8.8 Controlling Law, Submission to Jurisdiction.

      (a) THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF).

      (b) EACH PARTY HERETO HEREBY AGREES THAT ANY SUIT, ACTION OR PROCEEDING IN RESPECT THEREOF MAY BE BROUGHT IN ANY STATE COURT SITTING IN NEW YORK CITY, NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; AND EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND ANY APPELLATE COURT THEREOF FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING (AND WAIVES FOR SUCH PURPOSE ANY DEFENSE BASED ON LACK OF PERSONAL JURISDICTION).

      (c) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY STATE COURT SITTING IN NEW YORK CITY, NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      8.9 No Third Party Beneficiaries. Except for the Holders who shall be third party beneficiaries to the rights under Sections 6.15 and 6.16 and as provided in Section 6.17 and Section 7.1, no Person not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

      8.10 Amendments and Waivers. This Agreement may be amended by Tasker on behalf of the Buyers and Seller Representative on behalf of the Sellers by an instrument in writing signed by Tasker and Seller Representative. Any term or provision of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. Unless otherwise stated in a writing signed by the party to be bound, no waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.


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


      8.11 Number and Gender of Words; Interpretations. Whenever herein the singular number is used, the same shall include the plural (and vice versa), where appropriate, and words of any gender shall include each other gender where appropriate. For the purposes of this Agreement, (i) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and (ii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation".

      8.12 Invalid Provisions. If any provision of this Agreement that is not essential to accomplishing its purposes is held to be illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      8.13 Multiple Counterparts. This Agreement may be executed in any number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

      8.14 Joint Drafting. All of the parties hereto have been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

      8.15 Expenses. Except as provided otherwise in Sections 3.1(b), 6.10, 6.15 and 6.16, each of the parties shall bear all of their own expenses in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated hereby. If litigation, arbitration or any other Proceeding is commenced between or among the parties concerning any dispute arising out of or relating to this Agreement, the prevailing party in any contested proceeding or Proceeding will be entitled, in addition to any other award that may be made, to recover its reasonable attorneys' fees and expenses, unless otherwise ordered by the court or arbitrator.

      8.16 Seller Representative.

      (a) The Sellers hereby appoint David Dickinson (the "Seller Representative") as their representative to act on their behalf in connection with matters under this Agreement and the other Transaction Documents, including, without limitation, the power to:

            (i) modify, amend or waive provisions of this Agreement and the other Transaction Documents;

            (ii) give and receive any notices, settle any disputes and receive and distribute any payments to the Sellers hereunder;


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


            (iii)  agree  to,   negotiate   and  enter  into   settlements   and
      compromises, demand dispute resolution, comply with orders of courts and awards or arbitrators; and

            (iv) give consents and instructions or contest any claims.

      (b) Buyers are entitled to rely upon the authority of the Seller Representative to act on behalf of the Sellers as provided in this Agreement until Tasker receives written notice signed by all of the Sellers stating that a successor has been appointed and identifying the successor. Thereafter, Buyers will be entitled to rely upon the authority of the successor until Tasker receives written notice signed by the Sellers stating that another successor has been appointed and identifying that other successor. Any payment by Buyers to the Seller Representative or any such successor for distribution to the Sellers in accordance with this Agreement will discharge Buyers' obligation to make the corresponding payment to the Sellers.

      8.17 Current Buyer Agreements and Promissory Notes. Sellers and Buyers acknowledge and agree that, effective as of the date hereof, (i) the Current Buyer Agreements shall automatically terminate without any action on the part of any Person and (ii) the Promissory Notes will be automatically cancelled and will be of no further force or effect without any action on the part of any Person or any payment with respect thereto.


                           [signature page to follow]


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SELLERS:

INDIAN RIVER LABS, L.L.C.

By:________________________
Name:  ____________________
Title:  ___________________


PHARLO CITRUS TECHNOLOGIES, INC.

By:________________________
Name:______________________
Title:_____________________


PHARLO CITRUS PROPERTIES PARTNERSHIP, LLLP

By:      Pharlo Citrus Properties Management, LLC, its General Partner

         By:_______________________
         Name:_____________________
         Title:____________________


COAST TO COAST LABORATORIES, LLC

By:________________________
Name:______________________
Title:_____________________


BUYERS:

TASKER CAPITAL CORP.

By:________________________
Name:______________________
Title:_____________________


TASKER PRODUCTS IP HOLDINGS CORP.

By:________________________
Name:______________________
Title:_____________________


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